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                                                                      Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-35257, 333-35259, 333-38657, 333-38659) of
Peritus Software Services, Inc. of our report dated January 27, 1998, appearing on page 39 of this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" included in such Annual Report on Form 10-K. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."


/s/ Price Waterhouse LLP

Boston, Massachussetts
March 30, 1998